UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2013

ThermoEnergy Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

33-46104-FW	71-0659511
(Commission File Number)	(IRS Employer Identification No.)

10 New Bond Street, Worcester, Massachusetts	01606
(Address of principal executive offices)	(Zip Code)

(508) 854-1628

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.

On July 8, 2013, the Audit Committee of our Board of Directors voted to dismiss Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm and, on the same day, engaged Moody, Famiglietti & Andronico, LLP (“MFA”) as our new independent registered public accounting firm. Grant Thornton was notified of its dismissal as our independent registered public accounting firm on July 9, 2013.

Grant Thornton had been appointed as our independent registered public accounting firm on December 1, 2011. Grant Thornton’s reports on our consolidated financial statements for the years ended December 31, 2012 and 2011 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for emphasis of matter paragraphs which discussed substantial doubt regarding our ability to continue as a going concern.

During the fiscal years ended December 31, 2012 and 2011 and during the interim period from January 1, 2013 through the date we notified Grant Thornton of its dismissal as our independent registered public accounting firm (July 9, 2013), there were no disagreements between us and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which, if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make reference to the matter in their reports.

In connection with its audits of our financial statements for the fiscal years ended December 31, 2012 and 2011, Grant Thornton advised us of certain matters involving our internal controls over financial reporting that Grant Thornton considered to be material weaknesses.  Our Audit Committee discussed such matters with Grant Thornton and we have undertaken, but not yet fully implemented, efforts to correct the deficiencies in internal controls identified by Grant Thornton.  We have authorized Grant Thornton to respond fully to MFA concerning such matters. Other than the matters associated with the material weaknesses, there were no “reportable events” (as described in Item 304(a)(1)(v) of Regulation S-K) during the fiscal years ended December 31, 2012 and 2011 or during the interim period from January 1, 2013 through July 9, 2013.

We requested Grant Thornton to furnish us with a letter addressed to the Commission stating whether Grant Thornton agrees with the above statements. A copy of Grant Thornton’s letter, dated July 9, 2013, is attached as Exhibit 16.1 to this Current Report on Form 8-K.

During the fiscal years ended December 31, 2012 and 2011 and during the interim period from January 1, 2013 through the date of this Current Report on Form 8-K, neither we nor anyone acting on our behalf consulted MFA regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and MFA did not provide either a written report or oral advice to us that was a factor considered by us in reaching a decision as to any accounting, auditing, or financial reporting issue. Further, during the fiscal years ended December 31, 2012 and 2011 and during the interim period from January 1, 2013 through the date of this Current Report on Form 8-K, neither we nor anyone acting on our behalf consulted MFA regarding any matter that was either (i) the subject of a disagreement with Grant Thornton, which, if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make reference to the matter in their reports, or (ii) a “reportable event” as described in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description

16.1	Letter of Grant Thornton LLP, dated July 9, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 12, 2013

ThermoEnergy Corporation
(Registrant)

By:	/s/ Gregory M. Landegger
Name:	Gregory M. Landegger
Title:	Chief Operating Officer and
Interim Chief Financial Officer